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                                                                    EXHIBIT 11.1

                          ONYX ACCEPTANCE CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE

                                                         THREE MONTHS ENDED            SIX MONTHS ENDED
                                                              JUNE 30,                     JUNE 30,
                                                       -----------------------     -------------------------
                                                         1997          1996           1997           1996
                                                       --------     ----------     ----------     ----------
PRIMARY:
Net Income...........................................  $653,210     $2,115,708     $1,265,654     $5,315,464
                                                       ========     ==========     ==========     ==========
Shares as adjusted:
Weighted average common shares outstanding...........  6,005,444     5,789,216      5,982,396      4,450,253
Incremental shares from outstanding stock options and
  warrants as determined under the treasury stock
  method.............................................   372,266        586,235        372,266        586,235
                                                       --------     ----------     ----------     ----------
Shares as adjusted...................................  6,377,710     6,375,451      6,354,662      5,036,488
                                                       ========     ==========     ==========     ==========
Net income per share.................................     $0.10          $0.33          $0.20          $1.06
                                                       ========     ==========     ==========     ==========

FULLY DILUTED:
Net Income...........................................  $653,210     $2,115,708     $1,265,654     $5,315,464
                                                       ========     ==========     ==========     ==========
Shares as adjusted:
Weighted average common shares outstanding...........  6,005,444     5,789,216      5,982,396      4,450,253
Incremental shares from outstanding stock options as
  determined under the treasury stock method.........   372,266        586,235        372,266        586,235
                                                       --------     ----------     ----------     ----------
Shares as adjusted...................................  6,377,710     6,375,451      6,354,662      5,036,488
                                                       ========     ==========     ==========     ==========
Net income per share.................................     $0.10          $0.33          $0.20          $1.06
                                                       ========     ==========     ==========     ==========
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